
<ARTICLE> 6
<LEGEND>
This FDS contains summary financial information extracted from financial statements and is qualified in its entirety by reference to said financial statements.  The information presented is for the Class B Class of shares for the Short Term Series of Pauze Funds.  The Portfolio and Income data refer to each Series as a whole, while the per share data is Class specific.
</LEGEND>
<SERIES>
  <NUMBER>  007
  <NAME>    CLASS B CLASS OF SHARES - SHORT TERM SERIES
<MULTIPLIER>                                          1000

<PERIOD-TYPE>                                        8-MOS
<FISCAL-YEAR-END>                              Apr-30-1996
<PERIOD-END>                                   Dec-31-1996
<INVESTMENTS-AT-COST>                                 1229
<INVESTMENTS-AT-VALUE>                                1225
<RECEIVABLES>                                            9
<ASSETS-OTHER>                                           9
<OTHER-ITEMS-ASSETS>                                     0
<TOTAL-ASSETS>                                        1315
<PAYABLE-FOR-SECURITIES>                                 0
<SENIOR-LONG-TERM-DEBT>                                  0
<OTHER-ITEMS-LIABILITIES>                               12
<TOTAL-LIABILITIES>                                     12
<SENIOR-EQUITY>                                          0
<PAID-IN-CAPITAL-COMMON>                               677
<SHARES-COMMON-STOCK>                                   68
<SHARES-COMMON-PRIOR>                                    0
<ACCUMULATED-NII-CURRENT>                                0
<OVERDISTRIBUTION-NII>                                   0
<ACCUMULATED-NET-GAINS>                                  4
<OVERDISTRIBUTION-GAINS>                                 0
<ACCUM-APPREC-OR-DEPREC>                                (3)
<NET-ASSETS>                                           684
<DIVIDEND-INCOME>                                        0
<INTEREST-INCOME>                                       18
<OTHER-INCOME>                                           0
<EXPENSES-NET>                                          12
<NET-INVESTMENT-INCOME>                                  7
<REALIZED-GAINS-CURRENT>                                 5
<APPREC-INCREASE-CURRENT>                               (3)
<NET-CHANGE-FROM-OPS>                                    9
<EQUALIZATION>                                           0
<DISTRIBUTIONS-OF-INCOME>                                4
<DISTRIBUTIONS-OF-GAINS>                                 1
<DISTRIBUTIONS-OTHER>                                    0
<NUMBER-OF-SHARES-SOLD>                                 68
<NUMBER-OF-SHARES-REDEEMED>                              0
<SHARES-REINVESTED>                                      0
<NET-CHANGE-IN-ASSETS>                                1304
<ACCUMULATED-NII-PRIOR>                                  0
<ACCUMULATED-GAINS-PRIOR>                                0
<OVERDISTRIB-NII-PRIOR>                                  0
<OVERDIST-NET-GAINS-PRIOR>                               0
<GROSS-ADVISORY-FEES>                                    2
<INTEREST-EXPENSE>                                       0
<GROSS-EXPENSE>                                         16
<AVERAGE-NET-ASSETS>                                   686
<PER-SHARE-NAV-BEGIN>                                    0
<PER-SHARE-NII>                                        .06
<PER-SHARE-GAIN-APPREC>                               .057
<PER-SHARE-DIVIDEND>                                  .064
<PER-SHARE-DISTRIBUTIONS>                             .013
<RETURNS-OF-CAPITAL>                                     0
<PER-SHARE-NAV-END>                                  10.04
<EXPENSE-RATIO>                                       3.50
<AVG-DEBT-OUTSTANDING>                                   0
<AVG-DEBT-PER-SHARE>                                     0

